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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               CLARCOR Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                              (CLARCOR INC. LOGO)

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at the executive offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, on Monday, March 21, 2005 at 9:00 A.M., Central Standard Time, for the following purposes:

          1. To elect two Directors for a term of three years each;


          2. To consider and vote upon an amendment to the Company's Second Restated Certificate of Incorporation which will increase its authorized Common Stock from 60,000,000 shares to 120,000,000 shares; and


          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of CLARCOR Common Stock of record at the close of business on Friday, January 28, 2005 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                           DAVID J. BOYD
                                           Secretary

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Franklin, Tennessee

February 17, 2005

                                  CLARCOR INC.
                      840 CRESCENT CENTRE DRIVE, SUITE 600
                           FRANKLIN, TENNESSEE 37067

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the executive offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, on Monday, March 21, 2005 at 9:00 A.M., Central Standard Time, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 17, 2005.


     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted (a) to elect the two persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith, (b) to approve the proposed amendment to the Company's Second Restated Certificate of Incorporation, and (c) in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.


     As of January 28, 2005, the Company had outstanding 25,733,057 shares of Common Stock, constituting the only class of voting securities of the Company outstanding, and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on January 28, 2005 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     At the Annual Meeting two directors are to be elected. Proxies will be voted for the election of Messrs. Robert H. Jenkins and Philip R. Lochner, Jr., unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the two candidates for director receiving the greatest number of votes will be elected. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election of directors.

     Messrs. Jenkins and Lochner are directors of the Company previously elected by its shareholders whose terms in office expire this year. If elected, Messrs. Jenkins and Lochner will hold office for a three-year period ending in 2008 or until their respective successors are duly elected and qualified.

     In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS


                                                                  YEAR TERM AS
                                                  DIRECTOR          DIRECTOR
                NAME                    AGE         SINCE           EXPIRES
                ----                    ---       --------        ------------
              * Robert H. Jenkins        61    March 23, 1999         2008
                 Mr. Jenkins is retired Chairman, Hamilton Sundstrand
                 Corporation (formerly Sundstrand Corporation), Rockford,
                 Illinois. He served as Chairman, President and Chief
                 Executive Officer from 1997 to 1999 and as President and
                 Chief Executive Officer, Sundstrand Corporation from 1995 to
                 1997. Hamilton Sundstrand Corporation is an aerospace and
                 industrial company. Mr. Jenkins is a director of AK Steel
                 Holding Corporation, Solutia, Inc., Sentry Insurance and
                 Jason Incorporated.
              * Philip R. Lochner, Jr.   61     June 17, 1999         2008
                 Mr. Lochner serves on corporate boards of public companies.
                 Currently, Mr. Lochner is a director of Apria Healthcare
                 Group Inc., Adelphia Communications Corp., GTech Holdings
                 Inc., and Solutia Inc.
                J. Marc Adam             66    March 23, 1991         2006
                 Mr. Adam is retired Vice President Marketing, 3M, St. Paul,
                 Minnesota. He served as Vice President Marketing from 1995 to
                 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a director of
                 Schneider National Inc.
                James L. Packard         62     June 22, 1998         2006
                 Mr. Packard is Chairman and Chief Executive Officer,
                 REGAL-BELOIT Corporation (NYSE), Beloit, Wisconsin since
                 2002. From 1986 to 2002 he served as Chairman, President and
                 Chief Executive Officer. REGAL-BELOIT Corporation is a
                 manufacturer of mechanical and electrical products. Mr.
                 Packard is a director of The First National Bank & Trust
                 Company of Beloit and Manitowoc Company, Manitowoc,
                 Wisconsin.
                Robert J. Burgstahler    60   December 18, 2000       2007
                 Mr. Burgstahler retired as Senior Vice President, Business
                 Development and Corporate Services of 3M, St. Paul,
                 Minnesota, effective in August 2003. He served as Vice
                 President, Finance and Administrative Services of 3M from
                 2000 to 2002, President and General Manager of 3M Canada from
                 1998 to 2000 and Staff Vice President Taxes of 3M from 1995 to 1998. 3M is a diversified manufacturer.
                Paul Donovan             57    March 24, 2003         2007
                 Mr. Donovan was the Executive Vice President and Chief
                 Financial Officer of Sundstrand Corporation from December
                 1988 to June 1999. Mr. Donovan was Senior/Executive Vice
                 President and Chief Financial Officer of Wisconsin Energy
                 Corporation, Milwaukee, Wisconsin, from August 1999 until
                 June 2003. Mr Donovan retired as a special advisor to the
                 Chairman of Wisconsin Energy Corporation in February 2004.
                 Wisconsin Energy Corporation is a holding company with
                 subsidiaries in utility and non-utility businesses. Mr.
                 Donovan is a director of AMCORE Financial, Inc. and Woodward
                 Governor Company.
                Norman E. Johnson        56     June 26, 1996         2007
                 Mr. Johnson was elected Chairman, President and Chief
                 Executive Officer of CLARCOR Inc., Franklin, Tennessee, in
                 March 2000. He was elected President and Chief Operating
                 Officer, CLARCOR Inc. in June 1995. Mr. Johnson was elected
                 President-Baldwin Filters, Inc. in 1990, Vice
                 President-CLARCOR Inc. in 1992, and Group Vice
                 President-Filtration Products in 1993.


------------------------------
* Nominees for election to terms expiring in 2008

THE BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of nine directors divided into three classes, each class consisting of three directors. One class of directors is elected at each Annual Meeting of Shareholders.


     Effective on December 31, 2004, two directors of the Company, Mr. Keith E. Wandell and Ms. Roseann Stevens, resigned from the Board. Mr. Wandell and Ms. Stevens stated that their other professional and personal responsibilities prevented them from continuing as members of the Board. Both Mr. Wandell and Ms. Stevens confirmed that they had no disagreements with the Company or its directors or management on any matter relating to the Company's operations, policies or practices.



     The Corporate Governance Committee of the Board has initiated a search for candidates to replace Mr. Wandell and Ms. Stevens but the Company is not able to predict when these vacancies on the Board will be filled. It is expected that the new directors will be independent as such term is defined in the listing standards adopted by the New York Stock Exchange ("NYSE").


     The Board has determined that six of the seven directors currently on the Board are independent as such term is defined in the listing standards adopted by the NYSE on which the Company's Common Stock is listed and that such directors have no material relationship with the Company. Mr. Norman E.

Johnson, the Chairman of the Board, President and Chief Executive Officer of the Company, is the only director who is not independent as defined in such standards.

     The Board of Directors held six meetings during fiscal 2004. All of the Company's directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board of which they are members.

     In fiscal 2004, directors who were not employees of the Company received an annual retainer of $32,500 and fees of $1,000 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee directors who are Chairmen of Committees received an additional annual fee of $3,250 in fiscal 2004.

     In December 2004, the Board revised the compensation program for directors as follows: (a) the amount of the annual retainer (to be paid initially in March, 2005) was increased from $32,500 to $35,000 per year and each director will have the option of taking such retainer in shares of the Company's Common Stock or in cash; (b) beginning in December, 2004 the fee payable to each director for each Board meeting attended was increased from $1,000 to $1,500;
(c) beginning in December, 2004, the fee payable to each director for each meeting of a Committee of the Board attended was increased from $1,000 to $1,500, except that fees for participation in a telephonic meeting of a Committee remained at $1,000; and (d) the following changes were made in the annual fees (to be paid initially in March, 2005) payable to Chairmen of Committees of the Board: (i) Audit Committee Chairman increased to $7,500 from $3,250; (ii) Corporate Governance Committee Chairman increased to $5,000 from $3,250; and (iii) Compensation Committee Chairman increased to $5,000 from $3,250. Board members will continue to receive reimbursement for travel expenses and the stock options referred to below.

     These increases were made in recognition of the significantly increased demands on the time and efforts of the directors of the Company resulting from recent changes in the law and regulatory requirements.

     Pursuant to the Company's Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director's fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by JP Morgan Chase Bank, or its successor, either when the participant ceases being a director of the Company or upon his retirement from his principal occupation or at the time the participant reaches a specified age. None of the directors deferred any portion of the fees payable during fiscal 2004.


     The Board has adopted a Directors' Stock Compensation Plan. Under this Plan, as amended, on the date a person first becomes a non-employee director, and annually thereafter on the date of each annual meeting of shareholders, such person has the option to receive a grant of shares of the Company's Common Stock with an aggregate fair market value equal to and in lieu of the amount of the annual retainer for non-employee directors.



     Under the Company's 2004 Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders, options to purchase 3,750 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. For persons who become a non-employee director on a date other than the date of an annual meeting of shareholders, such grants are prorated based on the number of days between the date on which he or she becomes a director and the date of the next Annual Meeting of Shareholders. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. As of January 1, 2005, Mr. Adam has fully exercisable options for 37,500 shares, Mr. Donovan has 7,500, Mr. Packard has 25,325, Mr. Jenkins has 22,500, Mr. Lochner has 21,600 and Mr. Burgstahler has 16,017.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2004, the standing committees of the Board of Directors were the Corporate Governance Committee, the Audit Committee and the Compensation Committee.


     Corporate Governance Committee. The Corporate Governance Committee consists of three directors. As of February 17, 2005, the members of the Committee were Messrs. J. Marc Adam, Chairman, Philip R. Lochner, Jr. and James
L. Packard. Each of these directors is independent as such term is defined in the listing standards of the NYSE.


     The Board has adopted a Charter for the Committee. A current copy of that Charter is available on the Company's website: www.clarcor.com. The Charter provides, among other things, that the Committee will make recommendations to the full Board regarding changes to the size and composition of the Board or any committee thereof; identify individuals that the Committee believes are qualified to become Board members and recommend that the Board select such nominee or nominees to stand for election; and identify individuals for appointment to the Board to fill vacancies on the Board.

     The Charter of the Committee requires the Committee to review and evaluate any stockholder nominees for director. The Company's By-laws (available on the Company's website) provide that notice of any proposed nomination by a shareholder for election of a person to the Board shall be delivered to or mailed and received at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders at which the election is to be held. Section 2.12 of the By-Laws specifies the information to be included by a shareholder in such a notice.

     The Committee has no specific policy with regard to the minimum qualifications of director candidates. In the recent past, candidates recommended for election to the Board have generally had significant experience and expertise in the manufacture and distribution of disposable and replaceable industrial or automotive products, in international sales and distribution and/or in the preparation and analysis of financial statements and in accounting and financial matters generally. The Company believes that persons with these qualifications are the most qualified to assist the Company in the development of its business and in compliance with its financial reporting responsibilities.

     Messrs. Jenkins and Lochner are the current nominees recommended by the Committee for election to the Board. Both of these nominees are standing for reelection by the shareholders.

     In the past the Committee has reviewed potential candidates for election to the Board recommended primarily by Board members or third party search firms. The process has included a review of the candidate's previous business experience and, in some cases, interviews with the candidate. No different process would be applied with respect to nominees recommended by holders of the Company's common stock.

     The Corporate Governance Committee met four times during fiscal 2004.


     Audit Committee. The Audit Committee was established by the Board in accordance with applicable provisions of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of three directors. As of February 17, 2005, the members of the Committee were Messrs. Robert J. Burgstahler, Paul Donovan and Robert H. Jenkins. Each of these directors is independent and financially literate as such terms are defined in the listing standards of the NYSE. Further, Mr. Burgstahler and Mr. Donovan have previously served as the chief financial officers of large, publicly-held corporations. Consequently, the Board has determined that Mr. Burgstahler and Mr. Donovan are each an "audit committee financial expert" as such term is defined in applicable rules of the Securities and Exchange Commission.

     The Board has adopted a Charter for the Audit Committee. A current copy of that Charter is available on the Company's website: www.clarcor.com.


     The purposes of the Committee include assisting Board oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory and filing requirements, the selection of an independent auditor, determination of the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee also discusses the Company's annual audited financial statements, quarterly financial statements and the earnings press release with management and the independent auditors.


     The Audit Committee met eight times during fiscal 2004.


     Compensation Committee. The Compensation Committee consists of three directors. As of February 17, 2005, the members of the Committee were Messrs. James L. Packard, Chairman, J. Marc Adam and Robert H. Jenkins. Each of these directors is independent as such term is defined in the listing standards of the NYSE.


     The Board has adopted a written Charter for the Committee. A current copy of that Charter is available on the Company's website: www.clarcor.com.

     The purposes of the Committee include discharging the Board's responsibilities relating to compensation of the Company's executive officers and review and recommendations to the Board with respect to compensation plans, policies and programs. The Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer and, together with the other independent directors, determines and approves the compensation level of the Chief Executive Officer. The Committee also makes recommendations to the full Board with respect to the compensation of the Company's other executive officers and approves grants and awards of restricted stock and stock options under the Company's Incentive Plans. From time to time the Committee consults with outside compensation experts in exercising its responsibilities.

     The Committee met twice during fiscal 2004.

EXECUTIVE SESSIONS OF THE BOARD; COMMUNICATIONS WITH THE BOARD

     The Company's Corporate Governance Guidelines (available on the Company's website: www.clarcor.com) provide that at each meeting of the Board of Directors the independent directors shall meet separately from the management of the Company. Mr. Norman E. Johnson, a director and the Chairman, President and Chief Executive Officer of the Company, does not attend these executive sessions. Under the Guidelines, these sessions are chaired on a rotating basis by the chairperson of one of the standing committees of the Board (currently the Audit Committee, the Compensation Committee and the Corporate Governance Committee).

     The Board has adopted a process for holders of the Company's common stock and other interested parties to send written communications to the Board. Such communications should be sent to the Corporate Secretary at CLARCOR Inc., 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067. The Corporate Secretary will forward all such communications to the Chairman of the Corporate Governance Committee of the Board. That Committee will determine whether any such communication will be distributed to the full Board or, if requested by the sender, only to the non-management directors.


     The Board has adopted a policy which recommends that all directors personally attend each annual and special meeting of the shareholders of the Company. At the last Annual Meeting of Shareholders, held on March 22, 2004, all of the directors were in attendance.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:


                                                                 SHARES          PERCENT
NAME AND ADDRESS                                              BENEFICIALLY         OF
OF BENEFICIAL OWNER                                              OWNED            CLASS
-------------------                                           ------------       -------
Gabelli Funds, LLC .........................................   2,374,750(1)        9.23%
GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580-1434
Columbia Wanger Asset Management, L.P. .....................   2,039,600(2)        7.93%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Neuberger Berman, LLC ......................................   1,899,050(3)        7.38%
605 Third Avenue
New York, NY 10158


------------------------------

(1) Based upon information contained in a Schedule 13F filed with the Securities and Exchange Commission for the quarter ended September 30, 2004.



(2) Based upon information contained in a Schedule 13F filed with the Securities and Exchange Commission for the quarter ended December 31, 2004.



(3) Based upon information contained in a Schedule 13F filed with the Securities and Exchange Commission for the quarter ended September 30, 2004.


DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of January 15, 2005 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 8 and by all directors, nominees and executive officers of the Company as a group:

                                                                 SHARES      PERCENT
NAME OF PERSON OR                                             BENEFICIALLY     OF
IDENTITY OF GROUP                                                OWNED        CLASS
-----------------                                             ------------   -------
J. Marc Adam (2)............................................      61,580       *
Robert J. Burgstahler (2)...................................      20,558       *
Paul Donovan (2)............................................       9,187       *
Robert H. Jenkins (2).......................................      29,758       *
Norman E. Johnson (1)(3)....................................     785,993      2.91%
Philip R. Lochner, Jr. (2)..................................      28,477       *
James L. Packard (2)........................................      33,435       *
Sam Ferrise (1)(3)..........................................      78,203       *
Bruce A. Klein (1)(3).......................................     245,640       *
William B. Walker (1)(3)....................................     143,127       *
David J. Boyd (1)(3)........................................      43,273       *
All directors and executive officers as a group
  (14 persons) (1)(2)(3)(4).................................   1,823,716      6.76%

------------------------------
 *  Less than one percent.

(1) Includes Restricted Stock Units granted under the Company's Incentive Plans (see footnote (3) to this table).

(2) Includes shares granted under the Directors' Stock Compensation Plan and shares subject to stock options granted to Directors pursuant to the Company's Incentive Plans. See "Election of Directors -- The Board of Directors."

(3) Includes all shares subject to stock options granted pursuant to the Company's Incentive Plans. Through the end of fiscal 2004 all options outstanding were issued pursuant to the Company's 1994 Incentive Plan (the "1994 Incentive Plan"). The 1994 Incentive Plan expired in December, 2003 and no further options can be granted under the 1994 Incentive Plan. In March, 2003 the Shareholders of the Company approved the 2004 Incentive Plan (the "2004 Incentive Plan"). On December 12, 2004, after the end of the Company's 2004 fiscal year, the Company issued stock options as set forth in footnote (4) below under the 2004 Incentive Plan. The 1994 Incentive Plan and the 2004 Incentive Plan are sometimes collectively referred to herein as the "Incentive Plans." For information as to the total number of shares subject to options granted to Messrs. Johnson, Ferrise, Klein, Walker and Boyd and the options which are exercisable by them within 60 days, see the table on page 10.

(4) Includes 1,254,874 shares subject to stock options of which 153,500 were granted on December 12, 2004. Options for 836,124 shares are exercisable within 60 days. Also includes 42,614 deferred and 39,950 non-vested Restricted Stock Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's Common Stock. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during fiscal 2004. To the knowledge of the Company, no person or entity owns beneficially 10% or more of its outstanding Common Stock.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Norman E. Johnson, the Chairman, President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the fiscal year that ended on November 27, 2004.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM COMPENSATION
                                                                                 ------------------------------------
                                                   ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                            ----------------------------------   -----------------------   ----------
                                                                       OTHER                                               ALL
                                                                      ANNUAL     RESTRICTED   SECURITIES                  OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION          YEAR   SALARY(2)    BONUS(3)    SATION(4)   AWARDS(5)    OPTIONS(6)   PAYOUTS(7)   SATION(8)
-----------------------------------  ----   ---------    --------    ---------   ----------   ----------   ----------   ---------
Norman E. Johnson (1)..............  2004   $570,308    $1,040,045     $  --      $230,594     203,671      $     --     $89,662
Chairman, President and Chief        2003    546,154     1,091,644        --       222,063     172,508            --      76,852
Executive Officer                    2002    500,000       700,387        --       220,000      55,000            --      30,341
Sam Ferrise........................  2004    293,077       288,568        --       114,431      17,500        46,547      11,981
President -                          2003    281,154       390,457        --        99,646      17,500            --      12,187
Baldwin Filters, Inc.                2002    270,346       301,464        --        27,500      10,000            --       5,998
Bruce A. Klein.....................  2004    274,231       357,216        --       107,045      69,836       146,435      47,540
Vice President, Finance and          2003    264,000       376,913        --        93,670      48,312            --      36,378
Chief Financial Officer              2002    252,000       252,221        --        93,280      20,000        45,400      17,919
William B. Walker..................  2004    221,982       151,155        --        86,575      22,657            --      10,121
Vice Chairman                        2003    215,231        97,616        --        76,390      22,632            --      13,930
                                     2002    206,000       240,281        --        76,257      26,366            --      11,600
David J. Boyd......................  2004    171,092       156,007        --        47,687       8,000        55,529      43,529
Vice President, General              2003    164,423       164,324        --        41,667       8,000        28,941       6,724
Counsel and Corporate Secretary      2002    157,500       110,348        --        41,250       5,000        14,432       6,249


------------------------------
(1) Mr. Johnson serves as a director of the Company but receives no separate remuneration in that capacity.

(2) Includes compensation deferred by the Company's executive officers pursuant to the Company's Retirement Savings Plan and the Company's Deferred Compensation Plan.

(3) Cash bonuses paid under the Company's Annual Incentive Plan.

(4) The aggregate value of all perquisites and personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers in the Summary Compensation Table.


(5) Represents restricted stock units (the "Restricted Stock Units") granted pursuant to the Incentive Plans. Restricted Stock Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Restricted Stock Units vest on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Restricted Stock Units vest and shares of Common Stock are issued in conversion of the Restricted Stock Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Restricted Stock Units permit a grantee to defer the issuance of Common Stock pursuant to the Restricted Stock Units for a period of years or until the termination of the grantee's employment by the Company. During 2004, Messrs. Johnson and Walker deferred vesting with respect to 7,201 and 2,257 Restricted Stock Units, respectively. On November 27, 2004 (the end of the Company's most recent fiscal year) the named executive officers held an aggregate of 63,993 Restricted Stock Units with a total value of $1,868,447, based upon the closing market price of the Company's Common Stock at the date of grant.


(6) Consists of options and replacement options granted under the Company's Incentive Plans to acquire shares of the Company's Common Stock. See "-- Stock Options" below.

(7) Consists of shares of Common Stock issued upon the vesting of Restricted Stock Units. The amounts shown are calculated based on the closing price of shares of Common Stock (on the date of issuance) issued upon the vesting of Restricted Stock Units.

(8) The amounts shown in this column for All Other Compensation for the last fiscal year are derived from the following figures: Messrs. Johnson, Klein and Boyd respectively: $66,295, $37,910, and $31,579 for reimbursement of moving expenses incurred in the 2004 relocation of the Company's headquarters to Franklin, Tennessee; Messrs. Johnson, Ferrise, Klein, Walker and Boyd respectively: $1,058; $542; $510; $415 and $317 -- Company match for employee stock purchase plan; Messrs. Johnson, Ferrise, Klein, Walker and Boyd respectively: $3,075; $8,200; $3,075; $2,799 and $8,200 -- Company
    match for 401(k) plan;

    Messrs. Johnson and Klein respectively: $2,018 and $563 -- Company paid split dollar insurance; Messrs. Johnson, Ferrise, Klein, Walker and Boyd respectively: $199; $438; $284; $1,417 and $1,783 -- Company paid group insurance premium; and Messrs. Johnson, Ferrise, Klein, Walker and Boyd respectively: $17,017; $2,801; $5,198; $5,490 and $1,650 -- Company paid compensation for dividends on Restricted Stock Units.


     Each officer of the Company is elected by the Board of Directors for a term of one year which begins at the Board of Directors meeting at which he or she is elected held in conjunction with the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his or her successor.

STOCK OPTIONS

     The following table provides information with respect to stock options granted during fiscal year 2004 under the Company's 1994 Incentive Plan, as amended, to the five individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                      --------------------------------------------------------------------------
                                      NUMBER OF
                                      SECURITIES     % OF TOTAL
                                      UNDERLYING      OPTIONS
                                       OPTIONS       GRANTED TO
                                       GRANTED      EMPLOYEES IN    EXERCISE     EXPIRATION       GRANT DATE
               NAME                      (1)        FISCAL YEAR     PRICE (2)       DATE       PRESENT VALUE (3)
               ----                   ----------    ------------    ---------    ----------    -----------------
N. E. Johnson.....................      60,000          12.1%        $45.59       12/13/13         $696,600
                                        23,659(4)        4.8          45.14       12/16/07          188,326
                                        21,689(4)        4.4          45.14       12/15/08          206,913
                                        31,756(4)        6.4          45.14       12/19/09          345,823
                                        33,158(4)        6.7          45.14       12/16/10          404,196
                                        20,993(4)        4.2          45.14       12/15/11          283,196
                                        12,416(4)        2.5          45.14       12/14/12          171,217
S. Ferrise........................      17,500           3.5          45.59       12/13/13          203,175
B. A. Klein.......................      22,000           4.5          45.59       12/13/13          255,420
                                         9,923(4)        2.0          44.40       12/16/07           76,705
                                         7,277(4)        1.5          44.40       12/15/08           67,239
                                         5,433(4)        1.1          44.40       12/19/09           57,209
                                        12,915(4)        2.6          44.40       12/16/10          152,397
                                         7,696(4)        1.6          44.40       12/15/11          100,279
                                         4,592(4)        0.9          44.40       12/14/12           61,120
W. B. Walker......................      17,500           3.5          45.59       12/13/13          203,175
                                         5,157(4)        1.0          44.97       12/16/07           31,973
D. J. Boyd........................       8,000           1.6          45.59       12/13/13           92,880

------------------------------
(1) Consists of nonqualified options issued for a ten year term (other than as noted in footnote (4)) with a four year vesting schedule (see "Long-Term Incentive Plan" in the Report of the Compensation Committee).

(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant.

(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

     (i) an expected option term of five years to exercise or until the expiration date of replacement options (based on estimated prior experience);

     (ii) interest rates ranging from 2.79% to 4.79% depending on the date of grant and based on the quoted yield of Treasury Strips;

     (iii) dividends of $.4925 per share of Common Stock; and

     (iv) stock price volatility of 22.8% based upon the monthly stock closing prices for the preceding 7 years.

(4) These grants resulted from the exercise of an option and from the payment of the related exercise price by the optionee using shares of previously owned Company Common Stock. Under these circumstances, the Company's Incentive Plans permit the grant of options ("replacement options") for the number of shares used in payment of the exercise price. The exercise price for each replacement option is equal to the market value of the Company's Common Stock on the date of such exercise and replacement options expire on the same date as the original option which was exercised. The replacement option grants do not contain the replacement feature.

     The following table sets forth certain information regarding option exercises during the fiscal year and the unexercised options held by such individuals at November 27, 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                    NUMBER OF                   UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                     SHARES                          AT FY-END              AT FY-END
                                   ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                   EXERCISE       REALIZED      UNEXERCISABLE (1)      UNEXERCISABLE (2)
             ----                  -----------    ----------    -------------------    --------------------
N. E. Johnson..................      232,681      $5,371,777      334,541/113,750      $5,006,075/2,073,574
S. Ferrise.....................           --              --        24,375/25,625           494,214/355,311
B. A. Klein....................       77,278       1,698,962        97,744/36,750         1,428,244/591,568
W. B. Walker...................        7,500         190,402        64,664/28,125         1,601,732/434,942
D. J. Boyd.....................           --              --        14,750/11,250           351,733/148,447

------------------------------
(1) On December 12, 2004, subsequent to the fiscal year-end, additional option grants were awarded under the Company's 2004 Incentive Plan as follows: Mr. Johnson 60,000; Mr. Ferrise 17,500; Mr. Klein 22,000; Mr. Walker 17,500 and Mr. Boyd 8,000.

(2) Based on the $52.05 closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on November 26, 2004, the last trading date prior to the Company's fiscal year-end close on Saturday, November 27, 2004.

RETIREMENT PLANS


     Certain employees of the Company and its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. During fiscal 2004 the Company made an $6,500,000 contribution to the Pension Trust.



     The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($45,000 in fiscal 2005) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans is the amount of annual pension.



     Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Johnson, Ferrise, Klein, Walker and Boyd are $68,829, $5,191, $21,538, $17,017
and $7,656, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts.


     Effective January 1, 2004, the Board adopted a program pursuant to which the pension benefits payable under the Pension Trust to most employees of the Company were frozen. As to these employees, no further benefits will accrue under the Pension Trust. As a substitute benefit the Company implemented a new 401(k) plan (the "New 401(k) Plan") which is available to substantially all United States employees of the Company and its subsidiaries. Under the New 401(k) Plan the Company will match all contributions by a participant up to 3% of his or her compensation and 50% of the next 2% of such compensation contributed.


     The Company offered employees who were both at least 40 years old and had 10 years of service the option of continuing to participate in the Pension Trust or adopting the New 401(k) Plan. Those employees electing to continue participation in the Pension Trust also are eligible to continue to participate in the Company's previously established 401(k) Plan (the "Old 401(k) Plan"). Under the Old 401(k) Plan, the Company will match 50% of contributions by a participant up to 3% of his or her compensation. Messrs. Johnson and Walker elected to continue to participate in the Pension Trust and they will therefore continue to accrue benefits under that program. Messrs. Ferrise, Klein and Boyd were not eligible to continue to participate in the Pension Trust. However, Mr. Klein continued to participate in the Old 401(k) Plan. The amounts currently payable to Messrs. Ferrise, Klein and Boyd pursuant to the Pension Trust will not increase or decrease in the future.



     Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company: the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan provides a monthly benefit to a participant equal to (a) 65% of his average monthly compensation with respect to the three consecutive fiscal years for which he received the highest compensation, reduced by (b) his monthly normal retirement benefit provided by the Pension Trust. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson and Klein are participants in both of the 1994 plans. Messrs. Ferrise and Walker are participants in the 1994 Supplemental Pension Plan. Mr. Boyd is not a participant in either plan. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Ferrise, Klein and Walker are $895,021, $10,128, $363,388 and $14,059, respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Johnson, Ferrise, Klein, Walker and Boyd and certain other executive officers of the Company. Mr. Johnson's employment agreement provides for such compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, and "change of control" provisions as are described in this Proxy Statement. Mr. Johnson's agreement, as amended, expires on the date of the 2007 Annual Meeting. His agreement is extended automatically each year unless terminated by the Board. The agreements with Messrs. Ferrise, Klein, Walker and Boyd and certain other executive officers include the provisions described in the next two paragraphs.

     The "Change of Control" provisions of Mr. Johnson's agreement and other agreements, as amended, with Messrs. Ferrise, Klein, Walker and Boyd and certain other executive officers become effective upon the occurrence of any of the following: (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation, in each case in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

     The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) a lump-sum cash payment equal to three times the sum of the officer's base salary and annual bonus, (ii) continued health and welfare benefits and perquisites for the three year period following termination; and (iii) a lump sum payment equal to the pension benefits the terminated officer would have earned during the three year period after the termination. If any of such agreements subjects the officer to excise tax under
Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) a material adverse reduction in the nature or scope of his authorities, duties or responsibilities, following a change of control, as determined in good faith by the officer; (b) a reduction in compensation or benefits after a change of control or (c) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

                      REPORT OF THE COMPENSATION COMMITTEE

     One of the duties of the Compensation Committee ("Committee") is to assure that the Chief Executive Officer and the other executive officers of the Company ("Executive Officers") are compensated equitably, competitively and in a manner that is consistent with the long-term best interests of the Company and its shareholders. The Committee, which is composed entirely of independent non-employee directors, is responsible for determining the annual salary, cash incentives, benefits and intermediate-term and long-term incentive plan awards for the Company's Executive Officers.

COMPENSATION PHILOSOPHY

     There are certain stated principles which the Committee follows in structuring the compensation packages for the Chief Executive Officer and the other Executive Officers of the Company. These are:

     Pay for Performance

          A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes that this structure aligns the executives' interests with the interests of the shareholders.

     Competitiveness

          Total compensation packages are designed to be comparable with those of executives occupying comparable positions in comparable companies. The packages are also designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the Executive Officers.

     Executive Ownership

          A major component of executive compensation is equity-based, and as a result, the Executive Officer's interests are more directly linked with shareholders' interests. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

          The Committee has established ownership guidelines for Executive Officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that Executive Officers, after a five-year period, own shares with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. In addition, the guidelines require that non-employee directors, after a five-year period, own shares with a value equal to a minimum of five times the annual retainer.

     Management Development

          The compensation packages are also designed to attract and retain quality executives with the leadership skills and other key competencies required to meet the Company's objectives and to enhance shareholder value.

COMPONENTS OF EXECUTIVE PAY

     The components of total pay for all executives are annual salary, cash incentives, benefits and intermediate-term and long-term incentive awards. The Committee reviews annually each component of compensation and total compensation for the Executive Officers. The review includes a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and comparably-sized companies. Competitive information and data relating to executive compensation packages is provided by independent compensation consultants at the request of the Committee.

     Annual Salary

          Annual salary and annual adjustments are based on the executive's performance, experience, and reference to competitive rates for comparable positions in related industry groups and comparably-sized companies.

     Cash Incentives

          Annual cash incentives are determined based upon the attainment of financial targets by the Company and the individual performance of the executive. If certain minimum target results are not achieved, no annual incentive will be paid. If target levels, which the Committee considers to be reasonably difficult to attain, are achieved, annual incentive levels generally range from 30% to 70% of base salary, and maximum awards may exceed 100% of base salary if performance materially exceeds the target objectives.

          The financial target that must be attained is based on the economic value added method, or as referred to by the Company, the CLARCOR Value Added ("CVA") program. In basic terms, CVA is consolidated annual after-tax operating earnings less the annual cost of capital. Thus the size of the cash incentives varies directly with the amount by which such after-tax earnings exceed the cost of capital. As a result, the CVA program is designed to reward managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders and lenders. If the Company fails to achieve the target levels of CVA, the cash incentive awards are reduced. The Committee sets the target levels.

     Benefits

          Employee benefits offered to the general employee population of the Company are provided to Executive Officers as part of the total compensation program. In addition, certain Executive Officers are provided supplemental retirement benefits, life insurance policies and certain other benefits.

     Intermediate-Term Incentive

          The Company's intermediate term incentive program involves grants of Restricted Stock Units ("Units"). Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Units vests on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Units vest and shares of Common Stock are issued in conversion of the Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Units permit a grantee to defer the issuance of Common Stock pursuant to the Units for a period of years or until the termination of the grantee's employment by the Company. The Committee believes that intermediate-term incentive programs based on appreciation in the price of the Company's Common Stock are in the best interests of the Company and its shareholders.

     Long-Term Incentive Plan

          The Company's long-term incentive plan awards non-qualified stock options to its executives and key employees. Options granted under the Company's shareholder approved 1994 Incentive Plan or the 2004 Incentive Plan have a 10-year life and all options granted during fiscal 2004 were at the market value of the Common Stock on the date of grant. The option grants provide the executives an opportunity to acquire an equity interest in the Company and to share in the long-term appreciation of the stock.

          Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. The CEO's grant is similarly determined by the Committee and all other stock option grants are reviewed and approved by the Committee.

          Stock options granted in fiscal 2004 are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 4th year and through the 10th year of the option.

SECTION 162(M) COMPLIANCE

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1 million (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee intends to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by administering the Company's plans and programs in a way that will meet the regulations in effect at the time compensation decisions are made.

CHIEF EXECUTIVE OFFICER COMPENSATION


     Mr. Johnson's annual salary was increased during fiscal 2004 to be competitive with the median base salary paid to chief executive officers of comparably-sized corporations identified by the Committee with the assistance of outside compensation experts. For fiscal 2004, Mr. Johnson was awarded an annual cash incentive equal to 182% of his base salary in accordance with the annual cash incentive plan as a result of the CVA levels attained in fiscal 2004 which significantly exceeded established target levels.


     Mr. Johnson also received grants of 5,058 Restricted Stock Units and was granted non-qualified stock options for 60,000 shares of the Company's Common Stock at an exercise price of $45.59 per share, the closing price as reported on the New York Stock Exchange on the date of grant. In addition, during fiscal 2004 he deferred the receipt of 7,201 shares of Common Stock issuable pursuant to Restricted Stock Units.

     The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                             Compensation Committee

                                  James L. Packard, Chairman
                                  J. Marc Adam
                                  Robert H. Jenkins

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Board of Directors' Audit Committee is comprised of three directors who are independent as such term is defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews the Company's financial reporting process and its system of internal financial controls on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting processes of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and that its internal controls over financial reporting were effective as of November 27, 2004. The Company's auditors, PricewaterhouseCoopers LLP, are engaged to audit the Company's financial statements and to express an opinion on the conformity of such audited financial statements to GAAP, on the effectiveness of the Company's internal controls over financial reporting and on management's assessment of the effectiveness of the Company's internal controls over financial reporting. Members of the Audit Committee rely on the information provided to them and on the representations made by management and the information, representations, opinions and communications of the Company's auditors.


     In this context, the Audit Committee has reviewed and discussed the Company's system of internal controls over financial reporting and its audited financial statements with management and the Company's auditors. The Audit Committee has discussed with the Company's auditors the matters required to be discussed by Statement on Auditing Standards No. 90 (Audit Committee Communications) and Public Company Accounting Oversight Board Auditing Standard No. 2 (An Audit of Internal Controls Over Financial Reporting in Conjunction with an Audit of Financial Statements). In addition, the Audit Committee has received from the Company's auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence from the Company and its management. While the activities of the Audit Committee are designed to provide an additional level of review, such activities cannot provide absolute assurance that the audit of the Company's financial statements and of the effectiveness of the Company's internal controls over financial reporting has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that the Company's auditors are in fact independent.


     In reliance on the reviews and discussions referred to above and subject to the limitations set forth above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 27, 2004, for filing with the Securities and Exchange Commission.

AMOUNTS PAID TO PRICEWATERHOUSECOOPERS LLP

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements as of and for the years ended November 27, 2004 and November 29, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.


                                                                  YEARS ENDED
                                                     -------------------------------------
                                                     NOVEMBER 27, 2004   NOVEMBER 29, 2003
                                                     -----------------   -----------------
Audit Fees.........................................     $1,523,450           $579,500
Audit-Related Fees (1).............................             --             10,200
Tax Fees (2).......................................             --             17,000
All other Fees.....................................             --                 --
                                                        ----------           --------
Total..............................................     $1,523,450           $606,700

------------------------------

(1) Audit-Related Fees are for assurance and related services. During 2003 the primary component of fees in this category related to consultation on general internal control matters and compliance with the Sarbanes-Oxley Act of 2002.



(2) Tax fees in 2003 primarily related to advice and assistance with respect to foreign tax compliance matters.


     The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and must approve in advance any non-audit services to be performed by the independent auditors. The Audit Committee has not established any pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the fees shown above were pre-approved by the Audit Committee.

                                Audit Committee

                                  Robert J. Burgstahler, Chairman
                                  Paul Donovan
                                  Robert H. Jenkins

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (November 27, 1999 to November 27, 2004) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Industrial Machinery Index.

                          TOTAL RETURN TO SHAREHOLDERS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P SMALLCAP 600 INDEX AND
                         S&P INDUSTRIAL MACHINERY INDEX

[PERFORMANCE GRAPH]
* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on November 27, 1999 and that all dividends were reinvested.

     The reference points on the foregoing graph are as follows:

                                                     2000     2001     2002     2003     2004
                                                     ----     ----     ----     ----     ----
CLARCOR INC.......................................  109.22   163.85   203.97   275.08   330.71
S&P SMALLCAP 600 INDEX............................  109.72   119.59   112.81   148.65   180.90
S&P INDUSTRIAL MACHINERY INDEX....................   93.00    97.96   105.43   131.88   166.67

     The 1999 beginning measuring point was the market close on November 26, 1999, the last New York Stock Exchange trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 2004 was November 26, 2004 based on the last New York Stock Exchange trading date prior to the Company's Saturday, November 27, 2004 fiscal year-end.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of November 27, 2004 regarding the shares of Common Stock of the Company issuable under awards and grants under the Company's Incentive Plans.

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES                             FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON        WEIGHTED AVERAGE        EQUITY COMPENSATION
                                            EXERCISE OF          EXERCISE PRICE OF      PLANS (EXCLUDING SHARES
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    REFLECTED IN NUMBER OF
                                        WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      SHARES IN COLUMN (A))
PLAN CATEGORY                                   (A)                     (B)                       (C)
-------------                           --------------------    --------------------    -----------------------
Equity compensation plans approved
  by security holders:
  Options...........................         1,839,243                 $30.83
  Restricted Stock Units............            83,997
                                             ---------
       Total........................         1,923,240                                         1,463,680
Equity compensation plans not
  approved by security holders......                --                                                --
                                             ---------                                         ---------
       Total........................         1,923,240                                         1,463,680
                                             =========                                         =========


                        PROPOSED AMENDMENT TO THE SECOND

                     RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors unanimously recommends that the shareholders consider and approve a proposal to amend the Second Restated Certificate of Incorporation (the "Charter") of the Company to increase the number of shares of Common Stock, par value $1.00 per share, which the Company is authorized to issue from 60,000,000 to 120,000,000 shares. The Charter currently authorizes 5,000,000 shares of Preferred Stock, par value $1.00 per share, and the proposed amendment will not increase or decrease that number. If the proposed amendment is approved, the first paragraph of ARTICLE FOURTH of the Charter shall be amended to read as follows:

     "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 125,000,000 shares which shall be divided into two classes as follows:

          "5,000,000 shares of Preferred Stock (Preferred Stock) of the par value of $1.00 per share, and

          "120,000,000 shares of Common Stock (Common Stock) of the par value of $1.00 per share."

     The proposed amendment does not change the number of authorized shares of Preferred Stock but only provides for an increase in the authorized Common Stock from 60,000,000 shares to 120,000,000 shares.


     On January 28, 2005, 25,733,057 shares of Common Stock were issued and outstanding and none of the Preferred Stock was issued and outstanding. The proposed amendment would increase the number of authorized but unissued shares of Common Stock from 34,266,943 to 94,266,943 shares.


     The additional shares of stock authorized by the proposed amendment would be issuable at any time in the sole discretion of the Board of Directors, without the necessity of further approval by the shareholders except as required by law or applicable stock exchange requirements. The terms of any shares of Preferred Stock issued including dividend rates, conversion prices (if any), voting rights, redemption prices and similar matters will be determined by the Board of Directors. The holders of the Company's Common Stock and Preferred Stock do not currently, and would not as a result of the proposed increase in authorized shares, have preemptive rights to subscribe for any additional capital stock of the Company.

     The increase in authorized but unissued shares of Common Stock is designed to enable the Company to issue stock dividends (including stock splits issued in the form of stock dividends), make grants and awards under the Company's 2004 Incentive Plan, to raise capital and engage in acquisitions and to use for general corporate purposes. The Company has no present commitments, agreements or undertakings to issue shares of Common or Preferred Stock except pursuant to outstanding grants under the Company's 1994 Incentive Plan and 2004 Incentive Plan and the outstanding Preferred Stock Purchase Rights associated with its outstanding Common Stock. The Company does not have any present intention to use the additional shares for any purpose other than these routine corporate purposes.

     The increase in the authorized but unissued shares of Common Stock, however, could make a change in control of the Company more difficult to achieve. The flexibility to issue additional Common Stock can enhance the Board's arm's-length bargaining capability on behalf of the Company's shareholders in a takeover situation. Under some circumstances, the authorized but unissued shares of Common Stock and the ability to designate the rights of, and issue, Preferred Stock could be used by an incumbent board to make a change of control of the Company more difficult. The Board has no present intention to use the Common or Preferred Stock for such a purpose, except that any issuances of the Common Stock proposed to be authorized will be accompanied by the Preferred Stock Purchase Rights identical to those now outstanding. The Company is not aware of any present effort to effect a change of control or takeover of the Company.

VOTING ON THE AMENDMENT


     If a quorum is present at the Annual Meeting, approval of the proposed amendment requires the affirmative vote of the holders of at least a majority of the 25,733,057 shares of Common Stock outstanding on the record date for the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment. Proxies solicited by the Board of Directors will be voted for this proposal unless a contrary vote is specified.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 MISCELLANEOUS

AUDITORS

     It is expected that the Audit Committee of the Board of Directors will select PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 3, 2005. PricewaterhouseCoopers LLP (or its predecessors) has served as the Company's auditors for more than 50 years. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

     The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS


     Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2006 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 13, 2005.

     The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 2006 Annual Meeting of Shareholders of the Company will be held on March 27, 2006. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 2006 Annual Meeting must be received by the Company no earlier than December 27, 2005 and no later than January 26, 2006. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.


EXPENSE OF SOLICITATION OF PROXIES

     The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $8,500, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors

                                          DAVID J. BOYD
                                          Secretary

Franklin, Tennessee

February 17, 2005

                              FOLD AND DETACH HERE
 -------------------------------------------------------------------------------

PROXY/VOTING
INSTRUCTION CARD                  CLARCOR INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

                        ANNUAL MEETING ON MARCH 21, 2005


The undersigned hereby appoints ROBERT J. BURGSTAHLER and PAUL DONOVAN or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at the offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, TN 37067, on Monday, March 21, 2005 at 9:00 a.m., Central Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended November 27, 2004, and the Notice and Proxy Statement for the above Annual Meeting.

The Company is aware of two matters to be voted upon at this Annual Meeting: 1. the election of directors -- the nominees are Messrs. Robert H. Jenkins and Philip R. Lochner, Jr.; and 2. the proposed amendment to the Company's Restated Certificate of Incorporation described in the Proxy Statement for this Annual Meeting.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF A VOTE IS NOT SPECIFIED, THE PROXIES NAMED ABOVE WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

          CLARCOR INC.


          C/O NATIONAL CITY BANK


          CORPORATE TRUST OPERATIONS


          LOCATOR 5352


          P.O. BOX 92301


          CLEVELAND, OH 44101-4301

                              FOLD AND DETACH HERE
 -------------------------------------------------------------------------------

                        (Continued from the other side)

[X]  PLEASE MARK VOTES AS

     IN THIS EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THIS PROXY AND FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH NOMINEES


    AND FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED
                         CERTIFICATE OF INCORPORATION.

1. Election of Directors. (See Reverse)


    [                                                                        [
    ] FOR                                                                    ] WITHHELD

    [
    ] F

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


--------------------------------------------------------------------------------


2. Proposal to approve and adopt the amendment to the Company's Restated
   Certificate of Incorporation.           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                Dated: --------------- , 2005

                                                --------------------------------
                                                Signature(s)


                                                NOTE: Please date and sign as
                                                name appears hereon. If shares
                                                are held jointly by two or more
                                                persons, each shareholder named
                                                must sign. Executors,
                                                administrators, trustees, etc.
                                                should so indicate when signing.
                                                If the signer is a corporation,
                                                please sign full corporate name
                                                by duly authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.